Exhibit 5.1

May 6, 2016

HarborOne Bancorp, Inc.

770 Oak Street

Brockton, MA 02301

Re:                             Securities Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to you in connection with the transactions contemplated by the Plan of Reorganization and Minority Stock Issuance of HarborOne Bank approved by the Board of Directors of HarborOne Bank on January 27, 2016 (the “Plan of Reorganization”) and your filing of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance by HarborOne Bancorp, Inc., a Massachusetts corporation (the “Company”) of (1) up to 14,454,396 shares of the Company’s common stock, $0.01 par value per share, to be sold in the offerings described in the Plan of Reorganization (the “Offering Shares”) and (2) up to 385,450 shares of the Company’s common stock, $0.01 par value per share, to be contributed by the Company to the HarborOne Bank Charitable Foundationpursuant to the terms of the Plan of Reorganization (the “Foundation Shares,” and together with the Offering Shares, the “Shares”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Massachusetts Business Corporation Act (which includes reported judicial decisions interpreting the Massachusetts Business Corporation Act).

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor (with respect to the Offering Shares) or contribution (with respect to the Foundation Shares) in accordance with the terms of the Plan of Reorganization, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal and Tax Matters” in the

Registration Statement.  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP
Goodwin Procter LLP